Exhibit 23.1

CONSENT OF PIERCY BOWLER TAYLOR & KERN CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Full House Resorts, Inc.
Las Vegas, Nevada

We consent to the incorporation by reference in Registration Statement Nos. 333-203046 and 333-204312 of Full House Resorts, Inc. on Form S-8 of our report dated March 29, 2016, included in this Annual Report on Form 10-K, on the consolidated financial statements of Full House Resorts, Inc. and Subsidiaries as of and for the years ended December 31, 2015 and 2014.

/s/ Piercy Bowler Taylor & Kern

Piercy Bowler Taylor & Kern
Certified Public Accountants
Las Vegas, Nevada

March 29, 2016